Morgan Stanley Dean Witter Intermediate Income Securities
Item 77(o) 10f-3 Transactions
October 1, 2000 - March 31, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
British
Telecom

12/05/00

$99.340

$2,000,000

2.100%

$3,000,000,000

0.067%

Merrill
Lynch
TRW Inc.
03/07/01
$99.909
$295,000
0.290%
$500,000,000.00
0.059%
JPM/Chase
Motorola
11/08/00
$99.703
$2,000,000
2.100%
$1,200,000,000.00
0.167%
Merrill
Lynch
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